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                                                           EXHIBIT NO. EX-99.h.2

                      DFA INVESTMENT DIMENSIONS GROUP INC.


                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                              ADDENDUM NUMBER FOUR

         THIS ADDENDUM is made as of the 27th day of July, 2000, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation, ("PFPC").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services to the Fund pursuant to an Administration and Accounting Services Agreement dated June 19, 1989, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund; and

         WHEREAS, PFPC presently provides administration and accounting services to the RWB/DFA International High Book to Market Portfolio, which shall be renamed AAM/DFA International High Book to Market Portfolio, and which is listed on Schedule A, attached hereto;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those portfolios set forth on "Schedule B, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated as of July 27, 2000," which is attached hereto, shall be "Portfolios" under the Agreement.

                2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed to in writing, from time to time, by the Fund and PFPC.

                3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

                4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                                                           EXHIBIT NO. EX-99.h.2

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Four to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                              DFA INVESTMENT DIMENSIONS GROUP INC.

                              By: /s/ Catherine L. Newell
                                  -----------------------
                                  Catherine L. Newell
                                  Vice President


                              PFPC INC.

                              By: /s/ Joseph Gramlich
                                  -----------------------
                                  Joseph Gramlich
                                  Senior Vice President


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                                                           EXHIBIT NO. EX-99.h.2

                                                         AMENDED AND RESTATED
                                                         AS OF JULY 27, 2000

                                   SCHEDULE B

                                 PORTFOLIOS OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.

                       U.S. 6-10 SMALL COMPANY PORTFOLIO
                          U.S. LARGE COMPANY PORTFOLIO
                           U.S. 6-10 VALUE PORTFOLIO
                         U.S. LARGE CAP VALUE PORTFOLIO
                     ENHANCED U.S. LARGE COMPANY PORTFOLIO
                       U.S. 9-10 SMALL COMPANY PORTFOLIO
                           U.S. 4-10 VALUE PORTFOLIO
              AAM/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                           EMERGING MARKETS PORTFOLIO
                        JAPANESE SMALL COMPANY PORTFOLIO
                     UNITED KINGDOM SMALL COMPANY PORTFOLIO
                      CONTINENTAL SMALL COMPANY PORTFOLIO
                      PACIFIC RIM SMALL COMPANY PORTFOLIO
                      DFA ONE YEAR FIXED INCOME PORTFOLIO
                   DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                        EMERGING MARKETS VALUE PORTFOLIO
                      DFA REAL ESTATE SECURITIES PORTFOLIO
                  DFA INTERNATIONAL SMALL CAP VALUE PORTFOLIO
                       LARGE CAP INTERNATIONAL PORTFOLIO
                  DFA FIVE-YEAR GLOBAL FIXED INCOME PORTFOLIO
               DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                       DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                            VA SMALL VALUE PORTFOLIO
                            VA LARGE VALUE PORTFOLIO
                        VA INTERNATIONAL VALUE PORTFOLIO
                        VA INTERNATIONAL SMALL PORTFOLIO
                         VA SHORT-TERM FIXED PORTFOLIO
                            VA GLOBAL BOND PORTFOLIO
                     INTERNATIONAL SMALL COMPANY PORTFOLIO
                      EMERGING MARKETS SMALL CAP PORTFOLIO
                     TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO
                 TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO
                 TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO
                  TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO
                        LD U.S. LARGE COMPANY PORTFOLIO
                        HD U.S. LARGE COMPANY PORTFOLIO
                       LD U.S. MARKETWIDE VALUE PORTFOLIO
                       HD U.S. MARKETWIDE VALUE PORTFOLIO